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Exhibit (21)

                          Subsidiaries of the Company

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        Name                                                   State of Domicile
        ----                                                   -----------------
Provident Life and Accident Insurance Company.................   Tennessee

Provident Life and Casualty Insurance Company.................   Tennessee

Provident National Assurance Company..........................   Tennessee

The Paul Revere Life Insurance Company........................   Massachusetts

The Paul Revere Variable Annuity Insurance Company............   Massachusetts

The Paul Revere Protective Life Insurance Company.............   Delaware

GENEX Services, Inc...........................................   Pennsylvania
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